UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report  (date of earliest event reported):  December 4, 2000

SCP POOL CORPORATION (Exact name of registrant as specified in its charter)

Delaware	0-26640	36-3943363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

109 Northpark Boulevard, Covington, Louisiana	70433-5001
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(504) 892-5521

SCP POOL CORPORATION

Item 5.   Other Events

On December 4, 2000, SCP Pool Corporation, a Delaware corporation, issued a press release announcing the acquisition of the business of Pool-Rite, Inc. which operated two service centers in Miami, Florida and the opening of a new service center in Fort Lauderdale, Florida. A copy of the press release is filed as Exhibit 99 hereto.

Item 7.   Financial statements and Exhibits

Exhibit 99     Press Release dated December 4, 2000 is attached.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on December 4, 2000.

SCP POOL CORPORATION

By: /s/ Craig K. Hubbard
Craig K. Hubbard
Chief Financial Officer, Treasurer and Secretary

Exhibit Index

Exhibit No.	Description
99	Press Release dated December 4, 2000